UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 16, 2012

NEWBRIDGE BANCORP

(Exact Name of Registrant as Specified in Charter)

North Carolina	000-11448	56-1348147
State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 Highwoods Boulevard, Suite 400, Greensboro North Carolina		27410
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (336) 369-0900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On May 16, 2012, at the Annual Meeting of the Company’s shareholders, a total of 11,885,223 shares, or 76 percent of the eligible voting shares, were voted. The following proposals were voted on by shareholders:

Proposal 1

To elect sixteen persons who will serve as members of the Board of Directors until the 2013 annual meeting of shareholders or until their successors are duly elected and qualified:

Nominee	For	Against or Withheld	Abstentions	Broker Non-Votes
Michael S. Albert	7,374,088	227,619	53,206	4,230,310
J. David Branch	7,318,175	266,535	70,203	4,230,310
C. Arnold Britt	7,352,382	260,737	41,794	4,230,310
Robert C. Clark	7,324,243	263,879	66,791	4,230,310
Alex A. Diffey, Jr.	7,349,128	259,146	46,639	4,230,310
Barry Z. Dodson	7,373,291	224,296	57,326	4,230,310
Joseph H. Kinnarney	7,347,067	243,647	64,199	4,230,310
Robert F. Lowe	7,290,386	301,213	63,314	4,230,310
Robert V. Perkins	7,341,018	251,608	62,287	4,230,310
Pressley A. Ridgill	7,361,191	233,379	60,343	4,230,310
Mary E. Rittling	7,303,939	285,170	65,804	4,230,310
E. Reid Teague	7,341,708	260,307	52,898	4,230,310
John F. Watts	7,367,928	228,476	58,509	4,230,310
G. Alfred Webster	7,333,448	279,948	41,517	4,230,310
Kenan C. Wright	7,376,862	240,583	37,468	4,230,310
Julius S. Young	7,322,390	258,541	73,982	4,230,310

All of the above-named nominees were duly elected.

Proposal 2

To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012:

For	Against or Withheld	Abstentions	Broker Non-Votes
11,654,676	131,144	99,403	0

Proposal 3

To consider and approve an advisory (non-binding) proposal on executive compensation:

For	Against or Withheld	Abstentions	Broker Non-Votes
6,861,218	521,903	271,792	4,230,310

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWBRIDGE BANCORP

	By:	/s/ Ramsey K. Hamadi
Dated: May 17, 2012		Ramsey K. Hamadi Executive Vice President and Chief Financial Officer